CREDIT SUISSE FIRST BOSTON                        LB I GROUP INC.
Eleven Madison Avenue                             Three World Financial Center
New York, New York  10010                         200 Vesey Street
                                                  New York, New York  10285


                                                  August 6, 1997



CalEnergy Company, Inc.
302 South 36th Street
Suite 400
Omaha, Nebraska  68131


                         Bridge Loan Commitment Letter


Ladies and Gentlemen:

                  CalEnergy Company, Inc., a Delaware corporation ("you" or "CE") have advised Credit Suisse First Boston ("CSFB") and LB I Group Inc. ("LB" and, together with CSFB, sometimes referred to as "we", "us" or the "Bridge Lenders") that your wholly owned subsidiary, CE Electric (NY), Inc., a New York corporation ("Bidco"), intends to acquire (the "Acquisition") all of the issued and outstanding shares (the "Shares") of New York State Electric & Gas Corporation, a New York corporation ("NYSEG") by means of a takeover bid (the "Tender Offer") and subsequent merger, as a result of which a subsidiary of Bidco will be merged with and into NYSEG (the "Merger") pursuant to a merger agreement with NYSEG (the "Merger Agreement"), and NYSEG will become an indirect wholly owned subsidiary of CE. The Tender Offer, Acquisition and the Merger are referred to herein as the "Transactions."

                  You have further advised us that, in connection with the Transactions, you propose to issue a combination of debt securities (the "Debt Offering") in a registered public offering, a Rule 144A offering or other offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and common stock, $.0675 par value of CE ("CE Common Stock") (or securities convertible into or exercisable or ex-



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CalEnergy Company, Inc.
August 6, 1997
Page 2


changeable for common stock) in a registered public offering or in an offering exempt from the registration requirements of the Securities Act (the "Equity Offering" and, together with the Debt Offering, the "Offerings"). To the extent that the Offerings result in less than $500 million of net proceeds to CE, CE will require a bridge loan facility of up to $500 million (the "Bridge Loan Facility").

                  You have requested that the Bridge Lenders commit, subject to the fulfillment of certain conditions set forth herein, to provide the Bridge Loan Facility to you in an aggregate amount of up to $500 million, less the amount of net proceeds, if any, raised in the Offerings (the "Bridge Loan").

                  The intention and the expectation of CE and the Bridge Lenders is to consummate both the Equity Offering and the Debt Offering promptly and to borrow the Bridge Loan only to the extent the Offerings fail to yield net proceeds of at least $500 million.

                  Accordingly, subject to the terms and conditions set forth below, the Bridge Lenders hereby agree with you as follows:

                  1. Commitment. Each of CSFB and LB severally hereby commit (the "Commitment") to provide one half of the Bridge Loan on the terms set forth on the Summary of Principal Terms and Conditions attached as Exhibit A hereto (the "Term Sheet"), subject to the completion of reasonable and customary due diligence satisfactory to us and the additional closing conditions to be set forth in the definitive documentation relating to the Bridge Loan (the "Bridge Loan Documents"), including without limitation those conditions set forth in Annex III to the Term Sheet (or, in the event of the Escrowed Funding referred to below, those conditions set forth in Annex II to the Term Sheet).

                  2. Bridge Facility. (a) In the event that, within 364 days after the execution of this letter (such



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CalEnergy Company, Inc.
August 6, 1997
Page 3


364 day period, the "Bridge Loan Availability Period"), the net proceeds received by CE from the Offerings are less than $500 million in the aggregate (such deficiency, the "Deficiency Amount"), CE shall have the right (subject to the conditions contained herein) until the end of the Bridge Loan Availability Period, to draw down on the Bridge Loan in an amount up to the Deficiency Amount by giving a notice (the "Borrowing Notice") to CSFB and LB at least 10 days prior to the date of borrowing (which Borrowing Notice shall also set forth the amount, not to exceed the Deficiency Amount, requested to be borrowed).

                  (b) If the Bridge Loans are not drawn by the end of the Bridge Loan Availability Period, then, at the option of the Bridge Lenders in their sole discretion, the Bridge Lenders may, provided that the Merger Agreement has been executed and is in full force and effect and will not terminate by its terms during the Extension Period (as defined below) either
(i) waive the conditions precedent to funding requiring that all conditions to consummation of the Merger set forth in the Merger Agreement (the "Merger Agreement Conditions") be satisfied or (ii) extend the Bridge Loan Availability Period for an additional 30 day period after the end of the initial Bridge Loan Availability Period (such extended 30 day period, the "Extension Period"). In the event the Bridge Lenders waive the conditions precedent to funding referred to in clause (i) above, CE may, subject to satisfaction of the conditions precedent set forth in Annex II to the Term Sheet, borrow the Bridge Loans, provided that the proceeds thereof are deposited with an escrow agent (the "Escrow Agent") selected by CSFB and LB to be held by the Escrow Agent in escrow (the "Escrowed Proceeds"; the funding of the Bridge Loan made pursuant to this paragraph (b) referred to as the "Escrowed Funding"), to be released only upon satisfaction of the conditions precedent set forth in Annex III to the Term Sheet. In the event that (x) the Merger is not consummated within 365 days of an Escrowed Funding or (y) if the Merger Agreement is terminated or ceases to be in full force and effect, whichever is sooner, the Escrowed Proceeds shall



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CalEnergy Company, Inc.
August 6, 1997
Page 4


be released to CSFB and LB to be applied to the mandatory repayment of the outstanding Bridge Loans.

                  3. Obligations of CE. You agree to fully cooperate with the Bridge Lenders and to provide the Bridge Lenders with all information required by the Bridge Lenders in connection with the Offerings. CE shall, without limitation and in addition to all of its other obligations herein:

                           (a)      in order to facilitate the Offerings,
prepare and file with the SEC as expeditiously as possible but in no event later than 30 days after the date of this letter a "universal" or "generic" shelf registration statement on Form S-3 (the "Registration Statement") relating to the issuance and sale by CE of debt securities, CE Common Stock, preferred stock or any other equity securities or securities that are exchangeable or exer-cisable for or convertible into CE Common Stock on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

                           (b) use its best efforts to cause the
Registration Statement to become effective as soon as practicable;

                           (c)      prepare and file with the SEC such
amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to effectuate the Offerings contemplated thereby, including filing any and all necessary periodic reports on a timely basis (including Forms 8-K relating to the Transactions);

                           (d)      before filing the Registration State-
ment or prospectus or any amendments or supplements thereto, other than any documents incorporated by reference therein, CE shall (i) promptly furnish to the Bridge Lenders copies of all such documents proposed to be filed, which documents shall be subject to the review by the Bridge Lenders, and (ii) notify the Bridge Lenders of



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CalEnergy Company, Inc.
August 6, 1997
Page 5


any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                           (e) in the event the Bridge Lenders advise
CE to consummate either of the Offerings in a transaction exempt from registration under the Securities Act, CE will comply with the applicable provisions of this Section 3 and will (i) promptly prepare an offering memorandum, containing such disclosures as may be required by the Securities Act and other applicable laws and other disclosures as are customary and appropriate for such a document, in form and substance reasonably satisfactory to the Bridge Lenders, and (ii) execute, in customary form, a purchase agreement and registration rights agreement, in form and substance reasonably satisfactory to the Bridge Lenders and perform its obligations thereunder;

                           (f)      promptly issue securities in the
Offerings at such prices and with such terms, including interest rates, dividend rates and conversion rates, as the Bridge Lenders consider appropriate (after consultation with you) in light of market conditions at the time of sale;

                           (g)      make available for inspection by the
Bridge Lenders, any underwriter participating in any distribution pursuant to the Registration Statement, and any attorney, accountant or other agent retained by such persons (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties (collectively, "Information") of CE, NYSEG and their respective subsidiaries, as shall be reasonably necessary to enable them to conduct a customary due diligence investigation, and cause its and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such due diligence investigation, provided that, with respect to the requirements set forth in this subsection (g) as it relates to NYSEG and its subsidiaries, such obligation



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CalEnergy Company, Inc.
August 6, 1997
Page 6


shall, to the extent such Information is not otherwise in CE's possession or within CE's control, be to use CE's best efforts to make such Information of NYSEG and its Subsidiaries so available;

                           (h)      make available senior management per-
sonnel to participate in, and cause them to cooperate with the underwriters, initial purchasers or placement agents in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the securities to be sold in the Offerings to the same extent as if CE was engaged in a primary registered offering of CE Common Stock;

                           (i) in connection with a registered public
Offering, execute underwriting agreements in customary form reasonably satisfactory in form and substance to the Bridge Lenders and perform its obligations thereunder;

                           (j) deliver to the Bridge Lenders legal
opinions in form and substance reasonably satisfactory to the Bridge Lenders;

                           (k) cause its certified public accountants
to deliver to the Bridge Lenders "comfort letters" in customary form and substance; and

                           (l)      otherwise cooperate with the Bridge
Lenders in connection with the Offerings.

                  Certain additional matters with respect to the Offerings are governed by the Engagement Letter (as defined below).

         4. Syndication Rights. Each of CSFB and LB reserves the right to and may, prior to or after the execution of the Bridge Loan Documents, to syndicate all or a portion of its Commitment to one or more financial institutions (such financial institutions, together with CSFB and LB, the "Lenders") reasonably satisfactory to you, CSFB and LB that will become parties to the Bridge Loan



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CalEnergy Company, Inc.
August 6, 1997
Page 7


Documents. It is agreed that CSFB will act as agent and syndication coordinator of the Bridge Loan, and LB will act as documentation agent of the Bridge Loan. No additional agents or co-agents will be appointed without the prior written consent of CSFB and LB. Completion of the syndication of the Bridge Loan is not a condition to CSFB's or LB's funding the Bridge Loan.

                  You agree to assist CSFB and LB in forming any such syndicate and to provide the Lenders, promptly upon request of CSFB and LB, with all information reasonably requested by CSFB and LB to complete successfully the syndication, including but not limited to (a) an information package for delivery to potential Lenders and participants and (b) all information and projections prepared by you or your advisers relating to the transactions described herein. You also agree to use your best efforts to ensure that CSFB's and LB's syndication efforts benefit from your existing lending relationships. You further agree to make your senior officers and representatives, and those of Bidco, available to participate in informational meetings for potential Lenders and participants at such times and places as CSFB and LB may reasonably request. In connection with the syndication of the Bridge Loan, CSFB and LB may, in their discretion, allocate to other Lenders portions of any fees payable to CSFB and LB in connection with the Bridge Loan. You agree that no Lender will receive any compensation of any kind for its participation in the Bridge Loan except as expressly provided for in this letter or in the Fee Letter referred to below.

                  5. Representations and Warranties. You represent and warrant and covenant that:

                  (a) all information (other than projections) which has been or is hereafter furnished to CSFB or LB by you or any of your representatives in connection with the Transactions and the Offerings is and will be complete and correct in all material respects as of the time furnished and does not and will not as of the time furnished contain any untrue



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CalEnergy Company, Inc.
August 6, 1997
Page 8


         statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were made; and

                  (b) all financial projections that have been or are hereafter prepared by you or on your behalf and made available to CSFB and LB have been or will be prepared in good faith based upon reasonable assumptions.

                  You agree to supplement the information and projections referred to in clauses (a) and (b) above from time to time until completion of the syndication so that the representations and warranties in the preceding sentence remain correct without regard to when such information and projections were furnished. All information with respect to NYSEG referred to in clause (a) above shall, prior to the initial funding of the Bridge Loan, be given to the best knowledge of CE and all information with respect to NYSEG which is hereafter furnished by CE or any of its representatives shall be deemed to supplement the information previously given by CE or its representatives to the extent it relates to NYSEG. In arranging and syndicating the Bridge Loan, CSFB and LB will be entitled to use and rely on such information and projections without independent verification thereof.

                  6. Fees and Expenses. You agree to reimburse CSFB, LB and their affiliates, upon request, for their reasonable fees and expenses incurred in connection with the preparation, execution and delivery of this letter, the Term Sheet and the Bridge Loan Documents and the activities thereunder or contemplated thereby, including syndication expenses (other than fees allocated in accordance with Section 4 hereof) including, without limitation, the reimbursement of CSFB, LB and their respective affiliates, upon request, for the reasonable fees and expenses of their counsel (including the fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP), whether or not the Transactions, the Offerings or the Bridge



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CalEnergy Company, Inc.
August 6, 1997
Page 9


Loans are consummated and whether incurred before or after the execution of this letter. This letter is the commitment letter referred to in the Fee Letter (as defined below). The terms of the Fee Letter, including your obligation to pay certain fees and expenses as provided for therein, are hereby ratified and affirmed.

                  7. Confidentiality. This letter is confidential and shall not be disclosed by you to any person other than (i) accountants, attorneys and advisors for you or any of your affiliates, (ii) rating agencies, (iii) to the extent approved by CSFB and LB, other advisors in connection with the Transactions, and then only on a confidential basis, and (iv) as required by applicable law and compulsory legal process.

                  8. Entire Agreement. The provisions of this letter are supplemented as set forth in a separate fee letter (the "Fee Letter") and separate engagement letter (the "Engagement Letter"), each dated the date hereof from us to you, and are subject to the terms of such Fee Letter and Engagement Letter. By executing this letter, you acknowledge that this letter, the Term Sheet and the Fee Letter are the only agreements between you and the Bridge Lenders (or any of their affiliates) with respect to the Bridge Loan and set forth the entire understanding of the parties with respect thereto. None of this letter, the Term Sheet, the Fee Letter or the Engagement Letter may be changed except pursuant to a writing signed by each of the parties hereto.

                  9. Indemnification. The indemnification provisions set forth in Annex A to the Engagement Letter, which provisions are incorporated by reference herein and constitute a part hereof, shall apply to actions hereunder taken by the Bridge Lenders and their affiliates and their respective directors, officers, employees, agents and controlling persons and to the transactions contemplated hereby.

                  10. Termination. The Commitment shall termi-nate 364 days from the execution date of this letter



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CalEnergy Company, Inc.
August 6, 1997
Page 10


unless (i) the Bridge Lenders and CE have extended the term hereof in writing, or (ii) the Bridge Lenders extended the term hereof pursuant to Section 2 hereof; provided, however, that the Commitment shall also terminate if (i) you have not accepted this letter by 5:00 p.m. (New York time) on August 6, 1997, or (ii) the acquisition proposal by CE (or any of its affiliates) is terminated or abandoned, or the Merger Agreement, in the event it is entered into, is terminated or ceases to be effective. No termination shall affect the obligations set forth in Sections 6, 7, 8 and 9, which shall survive any such termination.

                  11. Governing Law. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                  12. Assignment. This letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This letter and CSFB's and LB's respective commitments hereunder may not be assigned by you without the prior written consent of CSFB and LB, and any attempted assignment without such consent shall be void. CSFB's and LB's respective commitments hereunder may be assigned by CSFB and LB respectively to any of their respective affiliates or any Lender. This letter may not be amended or modified or any provisions hereof waived except in writing signed by CSFB, LB and you.

                  13. Counterparts. This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this letter by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.



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CalEnergy Company, Inc.
August 6, 1997
Page 11

                  Please confirm that the foregoing correctly sets forth our understanding by signing and returning to CSFB and LB the duplicate copy of this letter enclosed herewith. Upon your acceptance hereof, this letter shall constitute a binding agreement between you and the Bridge Lenders.


                                            Very truly yours,

                                            CREDIT SUISSE FIRST BOSTON


                                            By: /s/ Ann F. Lopez
                                               ------------------------
                                               Name: Ann F. Lopez
                                               Title: Managing Director


                                            By: /s/ Marisa J. Harney
                                               ------------------------
                                               Name: Marisa J. Harney
                                               Title: Director


                                            LB I GROUP INC.


                                            By: /s/ Thomas Bernard
                                               ------------------------
                                               Name: Thomas Bernard
                                               Title: Managing Director

Agreed to and Accepted:

CALENERGY COMPANY, INC.

By: /s/ Steven A. McArthur
    ----------------------
   Name: Steven A. McArthur
   Title: Senior Vice President,
            General Counsel and
            Secretary

                                                                      Exhibit A
                              Bridge Loan Facility
                   Summary of Principal Terms and Conditions


Agent:                                      CREDIT SUISSE FIRST BOSTON
                                            ("CSFB").

Documentation Agent:                        LB I Group Inc. ("LB")

Lenders: A syndicate of lenders (the "Lenders") arranged by CSFB and LB and reasonably acceptable to Borrower.

Borrower:                                   CalEnergy Company, Inc., a Dela-
                                            ware corporation.

Amount: Up to $500 million aggregate principal amount. The aggregate principal amount available to be drawn shall be limited to the difference between $500 million and the amount of net proceeds received by Borrower pursuant to the Equity Offering and the Debt Offering.

Rank:                                       The loans to be made hereunder
                                            by each of the Lenders (the
                                            "Bridge Loans") will be senior
                                            unsecured debt of Borrower, pari
                                            passu in right of payment to all
                                            existing and future senior in-
                                            debtedness of Borrower.

Use of Proceeds:                            The proceeds of the Bridge
                                            Loans, together with the pro-
                                            ceeds received by Borrower from
                                            the proceeds of the Offerings,
                                            cash on hand and other credit
                                            facilities available to Borrower
                                            will be contributed as capital
                                            to, or used to purchase common
                                            stock of, Bidco (the "Equity
                                            Contribution").

Maturity/Exchange:                          The Bridge Loans will mature on
                                            the date which is 364 days after
                                            the Closing Date (the "Bridge
                                            Maturity Date").  If any Bridge
                                            Loan is not repaid in full on or
                                            prior to the Bridge Maturity
                                            Date, the Lender thereof will
                                            have the option at any time or
                                            from time to time to receive, in
                                            exchange for such Bridge Loan or
                                            portion thereof, exchange notes
                                            of Borrower (the "Exchange
                                            Notes") ranking pari passu with
                                            the Bridge Loans and having the
                                            terms set forth in the term
                                            sheet attached hereto as Annex
                                            I.  If any Lender does not ex-
                                            change its Bridge Loan for Ex-
                                            change Notes on the Bridge Matu-
                                            rity Date, such Lender shall be
                                            required (unless there exists an
                                            event of default, non-payment of
                                            fees and in certain other cir-
                                            cumstances such as the failure
                                            to have in effect a registration
                                            statement with respect to the
                                            Exchange Notes) to extend the
                                            maturity of such loan to another
                                            date selected by such Lender.
                                            If, at such extended maturity,
                                            such Lender does not exchange
                                            its Bridge Loan, such Lender
                                            shall be required again (unless
                                            there exists an event of de-
                                            fault, non-payment of fees and
                                            in certain other circumstances
                                            such as the failure to have in
                                            effect a registration statement
                                            with respect to the Exchange
                                            Notes) to extend the maturity of
                                            such Bridge Loan to another date
                                            selected by such Lender (provid-
                                            ed that such Lender shall not be
                                            required to extend the maturity
                                            of its loans beyond the tenth
                                            anniversary of the Closing Date
                                            (the "Final Maturity Date")) and
                                            this sentence shall apply to each
                                            extended maturity of its Bridge
                                            Loan prior to the Final Maturity
                                            Date.

Interest Rates:                             Prior to the Bridge Maturity
                                            Date, the Bridge Loans will
                                            accrue interest at a rate per
                                            annum equal to 3 month Adjusted
                                            LIBOR plus the Applicable
                                            Spread.

                                            The "Applicable Spread" on the
                                            Bridge Loans will initially be 600
                                            basis points and will increase by
                                            100 basis points at the end of the
                                            six month period following the
                                            Closing Date and by an additional
                                            50 basis points at the end of each
                                            three-month period thereafter until
                                            the Bridge Maturity Date; provided,
                                            however, that the interest rate on
                                            Bridge Loans in effect at any time
                                            prior to the Bridge Maturity Date
                                            shall not exceed 17% per annum; to
                                            the extent that the interest
                                            payable on the Bridge Loans exceeds
                                            a rate of 15% per annum, Borrower
                                            may, at its option, cause such
                                            excess interest to be paid in the
                                            form of additional bridge notes.

                                            Adjusted LIBOR will at all times
                                            include any applicable statutory
                                            reserves.

                                            In the event that Adjusted LIBOR
                                            cannot be determined, or any Lender
                                            is unable lawfully to maintain a
                                            loan accruing interest at Adjusted
                                            LIBOR, the affected Bridge Loans
                                            will accrue interest until the
                                            Bridge Maturity Date at the Base
                                            Rate plus
                                            the Applicable Spread, in each
                                            case.

                                            As used herein, "Base Rate" shall
                                            mean the higher of (i) CSFB's Prime
                                            Rate less 200 basis points and (ii)
                                            the Federal Funds Effective Rate
                                            plus 50 basis points.

                                            Following the Bridge Maturity Date,
                                            all outstanding Bridge Loans will
                                            accrue interest at the rate
                                            provided for the Exchange Notes in
                                            Annex I hereto, subject to the
                                            absolute and cash caps therein.

                                            Calculation of interest shall be on
                                            the basis of actual days elapsed in
                                            a year of 360 days (or 365 or 366
                                            days, as the case may be, in the
                                            case of Bridge Loans based on the
                                            Base Rate).

Interest Payments:                          Interest will be payable in
                                            arrears (a) for Bridge Loans
                                            accruing interest at a rate
                                            based on Adjusted LIBOR, at the
                                            end of each Adjusted LIBOR peri-
                                            od and on the Bridge Maturity
                                            Date, (b) for Bridge Loans ac-
                                            cruing interest at the Base
                                            Rate, at the end of each fiscal
                                            quarter of Borrower following
                                            the Closing Date and on the
                                            Bridge Maturity Date and (c) for
                                            Bridge Loans outstanding after
                                            the Bridge Maturity Date, at the
                                            end of each fiscal quarter of
                                            Borrower following the Bridge
                                            Maturity Date.

Mandatory
Prepayments:                                The Bridge Loans will be re-
                                            quired to be prepaid with:

                                            (a)      subject to limited excep-
                                                     tions, 100% of the net cash
                                                     proceeds of the issuance or
                                                     incurrence of debt or of
                                                     any sale of assets or sale
                                                     and lease-back; and

                                            (b)      100% of the net cash
                                                     proceeds from any issuance
                                                     of equity securities in
                                                     any public offering or
                                                     transaction exempt from
                                                     registration.

Optional
Prepayments:                                Bridge Loans may be repaid at
                                            any time upon ten days' prior
                                            notice to CSFB and LB, in whole
                                            or in part at the option of
                                            Borrower in a minimum principal
                                            amount and in multiples to be
                                            agreed upon, without premium or
                                            penalty (except breakage costs
                                            in the case of Adjusted LIBOR
                                            Bridge Loans).

Conditions to
Escrowed Funding:                           The making of the Escrowed Fund-
                                            ing shall be subject to the
                                            conditions precedent set forth
                                            in Annex II attached hereto (all
                                            such conditions to be satisfied
                                            in a manner reasonably satisfac-
                                            tory in all respects to CSFB and
                                            LB).

Conditions to
Unconditional
Funding/Release of
Escrowed Proceeds:                          The making of the Bridge Loans
                                            (including the release of the
                                            Escrowed Proceeds to the Borrow-
                                            er in the event of an Escrowed

                                            Funding) shall be subject to
                                            conditions precedent specified in
                                            Annex III attached hereto (all such
                                            conditions to be satisfied in a
                                            manner reasonably satisfactory in
                                            all respects to CSFB and LB).

Representations and
Warranties:                                 Customary for loans similar to
                                            the Bridge Loans and such addi-
                                            tional representations and war-
                                            ranties as may reasonably be re-
                                            quired by CSFB and LB, including
                                            but not limited to:  no Default
                                            or Event of Default; absence of
                                            material adverse change; consol-
                                            idated and consolidating finan-
                                            cial statements and supporting
                                            documentation satisfactory to
                                            CSFB and LB; absence of undis-
                                            closed liabilities or material
                                            contingent liabilities not known
                                            to the CSFB and LB prior to the
                                            date hereof; receipt of all
                                            governmental approvals, compli-
                                            ance with laws, charter docu-
                                            ments or agreements; good stand-
                                            ing; payment of taxes; ownership
                                            of properties; absence of liens
                                            and security interests; and, in
                                            the case of equity securities,
                                            valid issuance, full payment,
                                            non-assessability, absence of
                                            pre-emptive or other similar
                                            rights, and reservation of un-
                                            derlying the CE Common Stock, if
                                            applicable.

Affirmative
Covenants:                                  Customary for loans similar to
                                            the Bridge Loans and such others
                                            as may reasonably be required by
                                            the CSFB and LB, including but
                                            not limited to:  maintenance of
                                            corporate existence and rights;
                                            compliance with laws; perfor-
                                            mance of obligations; maintenance
                                            of properties in good repair;
                                            maintenance of appropriate and
                                            adequate insurance; inspection of
                                            books and properties; payment of
                                            taxes and other liabilities; notice
                                            of defaults, litigation and other
                                            adverse actions; delivery of
                                            consolidated and consolidating
                                            financial statements, financial
                                            projections, compliance
                                            certificates and supporting
                                            documentation satisfactory to CSFB
                                            and LB; and further assurances.

                                            In addition, Borrower will agree to
                                            file a registration statement under
                                            the Securities Act or prepare an
                                            offering memorandum covering senior
                                            unsecured notes of Borrower (the
                                            "Securities") to be issued in a
                                            public offering or private
                                            placement to refinance in full the
                                            Bridge Loans (the "Loan
                                            Refinancing") and to consummate
                                            such Loan Refinancing as soon as
                                            possible after the Closing Date in
                                            an amount sufficient to refinance
                                            all amounts outstanding under the
                                            Bridge Loan Documents and on such
                                            terms and conditions (including,
                                            without limitation interest rate,
                                            yield, redemption prices and dates)
                                            as CSFB and LB may in their
                                            reasonable judgment determine to be
                                            appropriate in light of prevailing
                                            circumstances and market conditions
                                            and the financial condition and
                                            prospects of Borrower, provided
                                            that Borrower shall not be required
                                            to issue senior unsecured notes
                                            bearing interest in excess of the
                                            maximum interest rate (and maximum
                                            cash interest rate) set
                                            forth in Annex I applicable to
                                            Exchange Notes. The indenture for
                                            the Securities will be
                                            substantially in the form of
                                            Borrower's Indenture relating to
                                            its 9 1/2% Senior Notes due 2006,
                                            modified as appropriate to reflect
                                            the terms of this transaction and
                                            the financial condition and
                                            prospects of Borrower and its
                                            subsidiaries, and in form and
                                            substance reasonably satisfactory
                                            to CSFB, LB and Borrower. If any
                                            Securities are issued in a
                                            transaction not registered under
                                            the Securities Act, all such
                                            Securities shall be entitled to the
                                            benefit of registration rights
                                            agreements to be entered into by
                                            Borrower in customary form
                                            acceptable to CSFB and LB.

Negative Covenants:                         Customary for loans similar to
                                            the Bridge Loans and such others
                                            as may reasonably be required by
                                            CSFB and LB, including but not
                                            limited to:  prohibition on
                                            incurrence of indebtedness (ex-
                                            cept that existing debt, exist-
                                            ing commitments under existing
                                            debt documents, and refinancing
                                            thereof, debt incurred under
                                            Borrower's existing working
                                            capital facilities, debt which
                                            is expressly non-recourse to
                                            Borrower, the Senior Bank Facil-
                                            ity, the Bridge Loans and the
                                            Exchange Notes shall be permit-
                                            ted); limitations on loans, in-
                                            vestments and joint ventures;
                                            limitations on guarantees or
                                            other contingent obligations;
                                            limitations on restricted pay-
                                            ments (including dividends, re-
                                            demptions and repurchases of
                                            capital stock); limitations on
                                            fundamental changes (including
                                            limitations on mergers,
                                            acquisitions and asset sales);
                                            limitations on operating leases;
                                            limitations on sale-leaseback
                                            transactions; limitations on
                                            transactions with affiliates;
                                            limitations on dividend and other
                                            payment restrictions affecting
                                            subsidiaries; limitations on
                                            capital expenditures; limitations
                                            on lines of business; limitations
                                            on amendment of indebtedness and
                                            other material documents; and
                                            limitations on prepayment or
                                            repurchase of other indebtedness.

Events of Default:                          Customary for facilities similar
                                            to the Bridge Loan facilities
                                            and others as are reasonably
                                            specified by CSFB and LB, in-
                                            cluding but not limited to:
                                            nonpayment of principal, inter-
                                            est, fees or other amounts when
                                            due; violation of covenants;
                                            failure of any representation or
                                            warranty to be true in all mate-
                                            rial respects; cross-default and
                                            cross-acceleration; Change in
                                            Control; bankruptcy events,
                                            material judgments; ERISA; and
                                            actual or asserted invalidity of
                                            any Bridge Loan Document.

Yield Protection and
Increased Costs:                            Customary for facilities of this
                                            type.

Assignments and
Participations:                             Borrower may not assign its
                                            rights or obligations in connec-
                                            tion with the Bridge Loan Docu-
                                            ments without the prior written
                                            consent of all the Lenders.

                                            Lenders will have the absolute and
                                            unconditional right to assign
                                            Bridge Loans and Commitments
                                            without the consent of Borrower,
                                            and assignments will be by novation
                                            which will release the obligation
                                            of the assigning Lender. CSFB will
                                            act as agent for all assignees (if
                                            any) holding the Bridge Loans from
                                            time to time.

                                            Lenders will be permitted to
                                            participate their Bridge Loans to
                                            any other entity. Participants will
                                            have the same benefits as the
                                            selling Lenders would have with
                                            regard to yield protection and
                                            increased costs, collateral
                                            benefits, certain other basic
                                            issues and provision of information
                                            on Borrower and its subsidiaries.

Voting:                                     Amendments and waivers of any
                                            provision of any Bridge Loan
                                            Documents will require the ap-
                                            proval of Lenders holding loans
                                            and commitments representing a
                                            majority of the aggregate amount
                                            of the loans and commitments
                                            under the Bridge Loan Facility,
                                            except that the consent of all
                                            affected Lenders shall be re-
                                            quired with respect to (a) in-
                                            creases in commitments, (b)
                                            reductions of principal, inter-
                                            est or fees and (c) extensions
                                            of the Bridge Maturity Date.

Expenses and
Indemnification:                            In addition to those out-of-
                                            pocket expenses reimbursable
                                            under the Commitment Letter, all
                                            out-of-pocket expenses of CSFB
                                            and LB (and the Lenders for en-
                                            forcement costs and documentary
                                            taxes) associated with the
                                            preparation, execution and delivery
                                            of any waiver or modification
                                            (whether or not effective) of, and
                                            the enforcement of, any Bridge Loan
                                            Document and any document relating
                                            to the refinancing of the Bridge
                                            Loans (including the reasonable
                                            fees, disbursements and other
                                            charges of counsel for CSFB and LB)
                                            are to be paid by Borrower.
                                            Borrower will indemnify CSFB and LB
                                            and the other Lenders and hold them
                                            harmless from and against all
                                            costs, expenses (including fees,
                                            disbursements and other charges of
                                            counsel) and liabilities arising
                                            out of or relating to any
                                            litigation or other proceeding
                                            (regardless of whether CSFB, LB or
                                            any such other Lender is a party
                                            thereto) that relate to the
                                            Transactions, the Bridge Loans or
                                            the refinancing thereof; provided,
                                            that neither CSFB, LB nor any such
                                            other Lender will be indemnified
                                            for any costs, expense or liability
                                            to the extent resulting from any
                                            such person's gross negligence or
                                            willful misconduct.

Governing Law and
Forum:                                      New York.

Agent's and Technical's
Counsel:                                    Skadden, Arps, Slate, Meagher &
                                            Flom LLP.

                                                                     Annex I
                                                                to Exhibit A

                                 Exchange Notes
                   Summary of Principal Terms and Conditions


Issuer: Borrower will issue Exchange Notes under an indenture which complies with the Trust Inden-ture Act (the "Indenture").

Principal Amount:                           The Exchange Notes will be
                                            available only in exchange for
                                            the Bridge Loans.  The face
                                            amount of any Exchange Note will
                                            equal 100% of the aggregate
                                            principal amount (including any
                                            accrued interest not required to
                                            be paid in cash) of the Bridge
                                            Loan for which it is exchanged.

Maturity:                                   The Exchange Notes will mature
                                            on the tenth anniversary of the
                                            Closing Date.

Interest Rate:                              Exchange Notes will bear inter-
                                            est at a rate equal to the Ini-
                                            tial Rate (as defined below)
                                            plus the Exchange Spread (as
                                            defined below).  Notwithstanding
                                            the foregoing, the interest rate
                                            on Exchange Notes in effect at
                                            any time shall not exceed 17%
                                            per annum; to the extent that
                                            the interest payable on Exchange
                                            Notes exceeds a rate of 15% per
                                            annum, Borrower may, at its
                                            option, cause such excess inter-
                                            est to be paid by issuing addi-
                                            tional Exchange Notes in a prin-
                                            cipal amount equal to such ex-
                                            cess portion of interest.  In-
                                            terest on Exchange Notes will be
                                            payable semiannually in arrears.

                                            In no event shall the interest rate
                                            on the Exchange Notes exceed the
                                            highest lawful rate permitted under
                                            applicable law.

                                            "Exchange Spread" shall mean 50
                                            basis points during the three-month
                                            period commencing on the Bridge
                                            Maturity Date and shall increase by
                                            50 basis points at the beginning of
                                            each subsequent three-month period.

                                            "Initial Rate" shall be determined
                                            on the Bridge Maturity Date and
                                            shall be equal to the greatest of
                                            (a) the interest rate borne by
                                            Bridge Loans on the day immediately
                                            preceding the Bridge Maturity Date,
                                            (b) the Treasury Rate (as defined
                                            below) on the Bridge Maturity Date
                                            plus 700 basis points and (c) the
                                            CREDIT SUISSE FIRST BOSTON
                                            CORPORATION High Yield Index Rate
                                            on the Bridge Maturity Date plus
                                            200 basis points.

                                            "Treasury Rate" means (i) the rate
                                            borne by direct obligations of the
                                            United States maturing on the tenth
                                            anniversary of the Closing Date and
                                            (ii) if there are no such
                                            obligations, the rate determined by
                                            linear interpolation between the
                                            rates borne by the two direct
                                            obligations of the United States
                                            maturity closest to, but
                                            straddling, the tenth anniversary
                                            of the Closing Date, in each case
                                            as published by the Board of
                                            Governors of the Federal Reserve
                                            System.

Rank:                                       Exchange Notes will rank pari
                                            passu with Bridge Loans.

Mandatory Redemption:                       Same as Bridge Loans.

Optional Redemption:                        Same as Bridge Loans.

Registration Rights:                        Borrower will have caused to be
                                            filed and to have become effec-
                                            tive prior to the issuance of
                                            Exchange Notes, an exchange
                                            offer registration statement or
                                            a shelf registration statement
                                            and Borrower will use its best
                                            efforts to keep such registra-
                                            tion statement effective for
                                            customary periods, and to amend
                                            such registration statement from
                                            time to time as necessary to
                                            including newly issued Exchange
                                            Notes from time to time.

Exchange Notes
Escrowed:                                   The Exchange Notes will be de-
                                            livered on the Closing Date and
                                            held, undated, in escrow by a
                                            mutually agreeable fiduciary.

Right To Transfer
Exchange Notes:                             The holders of the Exchange
                                            Notes shall have the absolute
                                            and unconditional right to
                                            transfer such Exchange Notes to
                                            any third parties in compliance
                                            with applicable law.

Warrants:                                   Warrants to purchase 10% of the
                                            fully diluted common stock of
                                            the Borrower (the "Warrants")
                                            will be delivered on the Closing
                                            Date and held in an escrow ac-
                                            count by a mutually agreeable
                                            fiduciary.  The Warrants will be
                                            exercisable at the Closing Date
                                            and at any time thereafter on or
                                            prior to the tenth anniversary
                                            of the Closing Date but only if,
                                            at the time of such exercise,
                                            the senior unsecured debt rating
                                            of the Borrower established by

                                            Standard & Poor's, Inc. and
                                            Moody's Investor Services, Inc.
                                            is below either BB- or Ba3,
                                            respectively (the "Minimum Rat-
                                            ing").

                                            Each Warrant will have mutually
                                            agreed provisions relating to
                                            antidilution and registration
                                            rights.

                                            After the Closing Date, the
                                            Warrants will be released from the
                                            escrow under two alternative
                                            circumstances, but only if, at the
                                            time of such release, the senior
                                            unsecured debt rating of the
                                            Borrower is below the Minimum
                                            Rating: release for resale in
                                            connection with a bona fide,
                                            arms'-length sale of Bridge Loans
                                            or Exchange Notes and release
                                            pursuant to an "earn-in" formula.

Release of Warrants
for Resale:                                 With respect to release for
                                            resale, Warrants will be re-
                                            leased from escrow at the re-
                                            quest of a holder of Exchange
                                            Notes or Bridge Loans (in an
                                            amount not to exceed such
                                            holder's share of the Warrants
                                            initially placed in escrow, such
                                            share to be equal to such
                                            holder's pro rata share of the
                                            aggregate amount of Bridge Loans
                                            calculated at the time of any
                                            release in connection with a
                                            transfer by such holder of any
                                            Exchange Notes, Bridge Loans and
                                            such Warrants to a third party.
                                            Warrants shall be released for
                                            resale, subject to the forego-
                                            ing, only upon the representa-
                                            tion of the holder that the
                                            Warrants are necessary for a
                                            resale of the Bridge Loans or
                                            Exchange Notes and only to the
                                            extent necessary so that the sale
                                            price (including the Warrants) does
                                            not exceed the principal amount of
                                            the Bridge Loans or Exchange Notes.

"Earn-in" of
Warrants:                                   With respect to an "earn-in"
                                            release, the holder of any
                                            Bridge Loans or Exchange Notes
                                            immediately following the Bridge
                                            Maturity Date shall be entitled
                                            to receive (i) on the Bridge
                                            Maturity Date, Warrants repre-
                                            senting such holder's pro rata
                                            share of 5% of the fully diluted
                                            common stock of Borrower; and
                                            (ii) six months after the Bridge
                                            Maturity Date, additional War-
                                            rants representing such holder's
                                            pro rata share of 5% of the
                                            fully diluted common stock of
                                            Borrower, but only, in each
                                            case, if on such dates, the Bor-
                                            rower's senior unsecured debt
                                            rating is below the Minimum
                                            Rating.

                                            Warrants will be released from
                                            escrow pursuant to the "earn-in"
                                            provisions to the extent earned by
                                            a holder, in accordance with the
                                            foregoing, and requested by such
                                            holder. Unless previously released
                                            pursuant to the preceding sentence,
                                            all Warrants earned by a holder
                                            pursuant to the "earn-in"
                                            provisions shall be released to
                                            such holder upon such holder
                                            ceasing to own any Bridge Loans or
                                            Exchange Notes. The holders of the
                                            Warrants shall have the absolute
                                            and unconditional right to transfer
                                            such released Warrants to any
                                            third parties in compliance with
                                            applicable law.

Cancellation of
Warrants:                                   Any Warrants not required to be
                                            released from escrow as set
                                            forth above shall be returned to
                                            Borrower for cancellation.

Covenants:                                  Those which are substantially
                                            similar to those in Borrower's
                                            9 1/2% Senior Notes due 2006.

Events of Default:                          Those which are substantially
                                            similar to these in Borrower's
                                            9 1/2% Senior Notes due 2006, in-
                                            cluding, without limitation,
                                            non-payments with respect to the
                                            Exchange Notes.

                                                                    Annex II
                                                                to Exhibit A

                          ESCROWED FUNDING CONDITIONS


                  Capitalized terms used but not defined herein shall, unless otherwise specified, have the meanings assigned to such terms in the Letter (as hereinafter defined).

                  The Commitment of CSFB and LB to make the Escrowed Funding pursuant to the Letter shall be subject to the following conditions:

                  (i) There not becoming known to CSFB or LB after the date of the Letter any information or other matter relating to Borrower, Bidco, their respective subsidiaries or NYSEG and its subsidiaries which CSFB or LB has reasonable cause to believe is accurate and which is inconsistent in a material and adverse manner with any information or other matter disclosed to CSFB or LB by Borrower, Bidco, their respective subsidiaries or NYSEG and its subsidiaries prior to the date of the Letter.

                  (ii) There shall be no litigation or administrative proceedings or other legal or regulatory developments actual or threatened, that, singly or in the aggregate, (A) would restrain, prohibit or impose adverse conditions on the ability of the Borrower or the Lenders to consummate the financing contemplated by the Letter or which would adversely affect the validity or enforceability of any of the Bridge Loan Documents executed in connection therewith or the rights, remedies and benefits available to the parties thereunder or
         (B) other than resulting from the Transactions or stockholder litigation (1) could have a Material Adverse Effect (as defined below) on Borrower, Bidco, their respective subsidiaries or NYSEG and its subsidiaries, (2) adversely affect the ability of Borrower to fully and timely perform its obligations under the Bridge Loan Documents,
         (3) seeks to prohibit the ownership or operation by Borrower, Bidco or any of its subsidiaries of all or a material portion of any of their businesses or assets or businesses, or (4) would be materially inconsistent with the stated assumptions underlying the projections provided to CSFB, LB and the Lenders.

                  (iii) CSFB's and LB's and, if applicable, the Lenders', reasonable satisfaction in all material respects with (i) the terms of the Committed Facilities (as hereinafter defined) and the Equity Contribution and (ii) all material documentation and agreements affecting the extension of credit under the Bridge Loan Documents.

                  (iv) There shall be in effect a registration statement (the "Resale Registration Statement") in form and substance satisfactory to the Bridge Lenders providing for the resale by the Bridge Lenders of such number of the Borrower Common Stock into which the Warrants (as this term is defined in the Term Sheet) are exercisable.

                  (v) The commitments necessary to complete the purchase of all of the Shares (in an amount which shall be reasonably satisfactory to CSFB, LB and the Lenders) (collectively, the "Committed Facilities") shall be in full force and effect and there shall be no default or event of default there-under.

                  (vi) Borrower shall have fulfilled its obligations under
         Section 3 of the Commitment Letter.

                  (vii) There not having occurred or becoming known to CSFB or LB (A) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States for a period in excess of forty-eight hours, (B) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (C) the commencement of a war, armed hostilities or other international or national calamity, directly or indirectly involving the United States,
         (D) any limitations (whether or not mandatory) imposed by any governmental authority on the nature or extension of credit or further extension of credit by banks or other lending institutions, or (E) in the case of the foregoing clauses (C) and (D), a material acceleration or worsening thereof.

                  (viii) The delivery of (a) customary legal opinions in form and substance satisfactory to the Lenders, (b) customary officers' certificates, together with the accompanying charter documents and corporate resolutions, in form and substance satisfactory to the Lenders, and (c) other closing documents, agreements and certificates customary for the transactions contemplated by the Letter and Term Sheet or reasonably requested by CSFB, LB or any Lender.

                  (ix) The Board of Directors of Borrower and NYSEG shall have authorized and approved the Merger Agreement and the Lenders shall have received satisfactory evidence of the same. Borrower and NYSEG shall have entered into the Merger Agreement and the Merger Agreement shall be in full force and effect. The terms, conditions and structure of the Tender Offer, Acquisition and the Merger, including all agreements and documents relating thereto and any amendments thereto, shall, in each case, be in form and substance reasonably satisfactory to CSFB, LB and the Lenders. The Tender Offer and the financing therefor shall be in compliance with all laws and regulations, including any state anti-takeover law regulating the Tender Offer, the Acquisition or the Merger, or CSFB and LB shall have determined such to be inapplicable to the Tender Offer, the Acquisition and the Merger. CSFB and LB shall have received copies, certified by Bidco, of all filings made with any governmental authority in connection with the Tender Offer, the Acquisition or the Merger or the other Transactions.

                  (x) There shall not have occurred or become known (a) any material adverse change or any condition or event that could reasonably be expected to result in a material adverse change in the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, properties or material agreements (each, a "Material Adverse Change") of Borrower and its subsidiaries, taken as a whole, or NYSEG and its subsidiaries, taken as a whole, as the case may be

         (and before and after giving effect to the Transactions), (b) any transaction (other than the Transactions) entered into by Borrower or NYSEG or any of their respective subsidiaries, whether or not in the ordinary course of business, that, in the reasonable judgment of the Required Lenders, is material to Borrower or NYSEG, together with their respective subsidiaries taken as a whole, or (c) any dividend or distribution of any kind declared or paid by Bidco or NYSEG on its capital stock (other than regular dividends with respect to NYSEG's capital stock).

                  (xi) Any defaults in any material agreements of Borrower, Bidco or NYSEG that may result from the Transactions shall have been resolved or otherwise addressed in a manner reasonably satisfactory to CSFB, LB and the Lenders; and no law or regulation shall be applicable in the judgment of CSFB, LB and the Lenders that restrains, prevents or imposes materially adverse conditions upon any component of the Transactions or the financing thereof, including the extensions of credit under the Bridge Loan Documents and the Committed Facilities.

                  (xii) All loans and other financing to Borrower shall be in full compliance with all applicable requirements of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                  (xiii) All accrued fees and expenses (including the reasonable fees and expenses of counsel to the Lenders, CSFB and LB) of the Lenders, CSFB and LB in connection with the Bridge Loan Documents shall have been paid.

                  (xiv) CSFB and LB shall be satisfied as to the amount and nature of all tax, ERISA, employee retirement benefit, and other contingent liabilities to which Borrower, Bidco, NYSEG or any of their respective subsidiaries may be subject, and the plans of Borrower, Bidco, NYSEG and its subsidiaries with respect thereto.

                  (xv) The Lenders shall have received a pro forma balance sheet satisfactory to CSFB, LB and the Lenders of Borrower and its subsidiaries as at the

         Closing Date and after giving effect to the Transactions and the financings contemplated hereby, which pro forma balance sheet shall be substantially in conformity with that delivered to the Lenders during syndication. The Lenders shall have received projected cash flows and income statements for the period of nine years following the Closing Date, which projections shall be (i) based upon reasonable assumptions made in good faith, (ii) reasonably satisfactory to the Lenders and
         (iii) substantially in conformity with those projections delivered to the Lenders during syndication.

                  A "Material Adverse Effect" shall mean the result of one or more events, changes or effects which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (i) the business, results of operations, financial condition or prospects of the Borrower and each of its subsidiaries, taken as a whole, or and NYSEG and its subsidiaries, taken as a whole or (ii) the ability of Borrower to perform its obligations under the Bridge Loan Documents or CSFB's, LB's or any Lender's rights and remedies with respect thereto.

                                                                      Annex III
                                                                   to Exhibit A

                               FUNDING CONDITIONS

                  Capitalized terms used but not defined herein shall, unless otherwise specified, have the meanings assigned to such terms in the Letters (as defined).

                  The initial funding of the Commitment of CSFB and LB, and the release of the Escrowed Proceeds to the Borrower with respect to an Escrowed Funding, pursuant to the Bridge Facility Commitment Letter, dated as of August 4, 1997, between CSFB, LB and the Borrower (the "Letter") shall be subject to the satisfaction of all of the conditions precedent set forth in Annex II on the date of such initial funding or release of Escrowed Proceeds, together with the following additional conditions:

                  (i) the obligations of the parties thereto contained in the Merger Agreement to be performed at or prior to the consummation of the Merger shall have been performed or complied with prior to the consummation of the Merger, without any waiver or amendment thereto without the prior written consent of the Lenders.

                  (ii) there shall be no litigation or administrative proceedings or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, (a) could have a Material Adverse Effect (as defined below) on Borrower, Bidco, their respective subsidiaries or NYSEG and its subsidiaries, (b) adversely affects the ability of Borrower to fully and timely perform its obligations under the Bridge Loan Documents and the other documents executed in connection with the Transactions, (c) challenges the consummation of any of the Transactions or would restrain, prohibit or impose adverse conditions on the ability of the Borrower or Lenders to consummate the financing or the other Transactions contemplated by the Letter, or would adversely affect the validity or enforceability of any of the Bridge Loan Documents or the documents executed in connection with the Transactions or rights, remedies and benefits available to the

         Lenders and other parties thereunder, (e) seeks to prohibit the ownership or operation by Borrower, Bidco or any of its subsidiaries of all or a material portion of any of their businesses or assets or businesses, or (f) would be materially inconsistent with the stated assumptions underlying the projections provided to CSFB, LB and the Lenders.

                  (iii) all conditions precedent to the consummation of the Transactions shall have been fulfilled (except to the extent such conditions shall have been waived with the prior consent of the Bridge Lenders).

                  (iv) the loans under the Committed Facilities shall be available to be drawn.

                  (v) Borrower shall, upon consummation of the Tender Offer, own and control such number of Shares (on a fully diluted basis) as shall be necessary to approve the Merger without the affirmative vote or approval of any other security holder or entity.

                  (vi) Not less than 662/3% of the shares of NYSEG shall be owned by Bidco and/or have been tendered and not withdrawn pursuant to the Tender Offer and Merger Agreement.

                  (vii) CSFB, LB and the Lenders shall have reviewed the Rate Case and shall be satisfied in their sole discretion with respect thereto.

                  (viii) NYSEG shall not have any "poison pill" rights or shall have redeemed such rights at a nominal price, or CSFB and LB shall otherwise be satisfied that such rights are null and void as applied to the Tender Offer and the Merger.

                  (ix) All terms and conditions of the Tender Offer shall have been satisfied, and not waived, amended, supplemented or otherwise modified except with the consent of CSFB, LB and the Lenders, to the satisfaction of CSFB, LB and the Lenders. The purchase price for the tendered shares shall not exceed a price per share to be agreed upon between the Borrower, CSFB and LB. The Lenders shall have received satisfactory evidence that fees and expenses in connection with the Transactions will not exceed an amount to be agreed upon between the Borrower, CSFB and LB.

                  (x) Each of the Transactions shall have been consummated in all material respects in accordance with the terms hereof and the terms of documentation therefor (without the waiver of any material condition unless consented to by CSFB and LB and the Lenders) that are in form and substance reasonably satisfactory to CSFB, LB and the Lenders.

                  (xi) All requisite third parties and governmental authorities shall have approved or consented to the Transactions and the other transactions contemplated hereby (without the imposition of any materially burdensome or adverse conditions) and all such approvals and consents shall be in full force and effect (or there shall be a plan reasonably satisfactory to the CSFB and LB for the obtaining thereof), including, without limitation, the approval of the New York Public Service Commission (the "New York PSC"), the Nuclear Regulatory Commission (the "NRC") and the Federal Energy Regulatory Commission ("FERC"). All applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon the Transactions.

                  (xii) CSFB, LB and the Lenders shall be satisfied (in their reasonable judgment) with the proposed and actual capitalization and corporate and organizational structure of Borrower, Bidco, NYSEG and their respective subsidiaries (after giving effect to the Transactions), including as to direct and indirect ownership and as to the terms of the indebtedness and capital stock of Bidco, NYSEG and their respective subsidiaries.

                  (xiii) All conditions precedent under all documentation relating to the Transactions or the financing or refinancing thereof as the case may be shall have been satisfied (except to the extent such conditions have been waived with the prior consent of CSFB, LB and the Lenders).



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


                  A "Material Adverse Effect" shall have the meaning set forth in Annex II.



                                       4